[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
PHONE 615.443.9869

C B R L G R O U P, I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS NOVEMBER SALES

LEBANON, Tenn. (November 28, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for the four-week period ending November 24, 2006.

The Company reported that comparable store restaurant sales for the four weeks ending Friday, November 24, 2006 in its Cracker Barrel Old Country Store® (“Cracker Barrel”) units were up 0.5% from the comparable period last year, with an approximately 1.0% higher average check, including approximately 1.0% higher average menu pricing. Cracker Barrel comparable store retail sales in November were up 3.0%.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 551 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 143 company-operated and 26 franchised Logan’s Roadhouse® restaurants in 20 states.

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